UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 26, 2004

MERCANTILE BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-5127	52-0898572
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Hopkins Plaza, P.O. Box 1477, Baltimore, Maryland 21203

(Address of principal executive offices) (Zip Code)

(410) 237-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events and Regulation FD Disclosure

This is an optional filing made to disclose the event reported below. It is not a filing required by Regulation FD.

Mercantile Bankshares Corporation (Nasdaq: MRBK), a Maryland corporation (the “Company”), today announced that its Board of Directors has determined that a significant majority, 14 of the 18 members of the Board, are independent under the Nasdaq Rules.

The Board of Directors of the Company determined, based on its review of director independence, that each of the following directors is independent under Nasdaq Rule 4200: Cynthia A. Archer, R. Carl Benna, William R. Brody, M.D., Eddie C. Brown, George L. Bunting, Jr., Anthony W. Deering, Darrell D. Friedman, Freeman A. Hrabowski, III, Jenny G. Morgan, Morton B. Plant, Christian H. Poindexter, Clayton S. Rose, James L. Shea and Donald J. Shepard. Moreover, each of the five members of the Board’s Audit Committee, the four members of the Board’s Nominating and Corporate Governance Committee and the five members of the Board’s Compensation Committee are independent under by the listing standards of the Nasdaq National Market.

The above information was disclosed by the Company in a press release on April 26, 2004 which is included as Exhibit 99.1 to this report and is incorporated into this Item 5 by reference.

Item 7. Financial Statements, Pro Forma Financial Statements, and Exhibits.

(c)	Exhibits.

99.1	Press Release, dated as of April 26, 2004, issued by Mercantile Bankshares Corporation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mercantile Bankshares Corporation
(Registrant)

Date: April 26, 2004	By:	/s/ Terry L. Troupe
Terry L. Troupe
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release